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                                                                   Exhibit 3-158
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                                                                     INL
                                                                    FILED

                                                                 SEP 25 1996

                                                                LONNA R. HOOKS
                                                              Secretary of State
                                                                   1117655


                            CERTIFICATE OF FORMATION

                                       OF

                        HEALTH RESOURCES OF EWING, L.L.C.


   The undersigned, in order to form a limited liability company pursuant to the provisions of the New Jersey Limited Liability Company Act, does hereby certify:

   FIRST: The name of the limited liability company is HEALTH RESOURCES OF EWING, L.L.C.

   SECOND: The address of the limited liability company's initial registered office is c/o The Multicare Companies, Inc., 411 Hackensack Avenue, Hackensack, New Jersey 07601, and the name of the limited liability company's initial registered agent at such address is Brad Burkett, Esq.

   THIRD: The limited liability company has two or more members.

   FOURTH: The purpose of the limited liability company is to engage in any lawful business, purpose or activity for which limited liability companies may be formed under the New Jersey Limited Liability Company Act.

   FIFTH: The period of duration of the limited liability company shall be 49 years, unless sooner terminated in accordance with the operating agreement of the limited liability company.

   IN WITNESS WHEREOF, the undersigned has set his hand this 24th day of September, 1996.

                                            /s/ Douglas M. Cohen
                                            -----------------------------------
                                            Douglas M. Cohen
                                            Authorized Representative